SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  October 24, 1996

                            AVERY DENNISON CORPORATION
              (Exact name of registrant as specified in its charter)

              Delaware                1-7685             95-1492269
      (State of Incorporation)   (Commission File      (IRS Employer
                                  Number)              Identification
                                                       Number)

       150 NORTH ORANGE GROVE BOULEVARD
             PASADENA, CALIFORNIA                          91103
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (818) 304-2000





         Item 5.   Other Events.

                   (a) On October 24, 1996, the Board of Directors of the Registrant authorized a 2 for 1 split (the "Stock Split") of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), in the form of a distribution payable on December 20, 1996 to shareholders of record on December 6, 1996. The Board of Directors of the Registrant also voted to increase the quarterly cash dividend by 13.3%. A news release (the "News Release") announcing the Stock Split and the in-creased quarterly cash dividend is filed herewith as an ex-hibit.

                   (b) On October 24, 1996, the Registrant created a grantor trust (the "Employee Stock Benefit Trust") and entered into a stock ownership trust agreement, dated October 24, 1996 (the "Trust Agreement"), with Wachovia Bank of North Carolina N.A., as trustee (the "Trustee"), to provide a means to meet currently the Registrant's anticipated future obligations to employees under certain of Registrant's employee benefit plans, including its stock option plans and savings plan.

                   Pursuant to a Common Stock Purchase Agreement, dated October 24, 1996 (the "Stock Purchase Agreement"), by and be-tween the Registrant and the Trustee, the Registrant sold from its treasury shares 9,000,000 shares of Common Stock to the Employee Stock Benefit Trust for aggregate consideration of $564,750,000. The Trustee delivered to the Registrant a prom-issory note (the "Note") in such amount for such shares.
         Shares of Common Stock held in the Employee Stock Benefit Trust will be released by the Trustee as the Note is paid down.

                   In the event the Employee Stock Benefit Trust is ter-minated or upon a change of control of the Registrant (as de-fined in the Trust Agreement), shares held by the Employee Stock Benefit Trust will be sold with the Registrant receiving proceeds equal to the amount of the Note then outstanding and the balance being distributed to employees of the Registrant in accordance with the terms of the Employee Stock Benefit Trust. In certain circumstances, if shares held by the Employee Stock Benefit Trust are more than sufficient to satisfy the require-ments of the plans mentioned above, excess shares will be re-leased to employees of the Registrant.

                   The trust agreement contains pass-through voting and tendering provisions.

                   The foregoing summary description does not purport to be a complete description of the Employee Stock Benefit Trust and is qualified by reference to the Trust Agreement, the Stock Purchase Agreement and the Note, each of which is filed here-with as an exhibit. The News Release, which is filed herewith as an exhibit, also contains information concerning the Em-ployee Stock Benefit Trust.





         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

              10.1 Trust Agreement, dated October 24, 1996, by and between the Registrant and Wachovia Bank of North Carolina, N.A., a national banking as-sociation, as trustee.

              10.2 Common Stock Purchase Agreement, dated October 24, 1996 (the "Stock Purchase Agreement"), by and between the Registrant and Wachovia Bank of North Carolina, N.A., a national banking as-sociation, as trustee of the Avery Dennison Cor-poration Employee Stock Benefit Trust.

              10.3 Promissory Note, dated October 24, 1996, ex-ecuted by Wachovia Bank of North Carolina, N.A., a national banking association, as trustee of the Avery Dennison Corporation Employee Stock Benefit Trust, in favor of the Registrant (in-cluded as Appendix I to the Stock Purchase Agreement).

              99.1      News Release, dated October 24, 1996.





                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


         Dated:  October 25, 1996

                                      AVERY DENNISON CORPORATION





                                      By  /s/ R.G. Jenkins
                                      Name:  R.G. Jenkins
                                      Title: Senior Vice President and
                                             Chief Financial Officer





                                  EXHIBIT LIST


         10.1 Trust Agreement, dated October 24, 1996, by and between the Registrant and Wachovia Bank of North Carolina, N.A., a national banking association, as trustee.

         10.2 Common Stock Purchase Agreement, dated October 24, 1996 (the "Stock Purchase Agreement"), by and be-tween the Registrant and Wachovia Bank of North Carolina, N.A., a national banking association, as trustee of the Avery Dennison Corporation Employee Stock Benefit Trust.

         10.3 Promissory Note, dated October 24, 1996, executed by Wachovia Bank of North Carolina, N.A., a na-tional banking association, as trustee of the Avery Dennison Corporation Employee Stock Benefit Trust, in favor of the Registrant (included as Appendix I to the Stock Purchase Agreement).

         99.1      News Release, dated October 24, 1996.